Exhibit 99.1

KBR

601 Jefferson St. • Houston, Texas 77002
Phone 713.753.3011 • Fax 713.753.5353

FOR IMMEDIATE RELEASE                                                              Contact:     Rob Kukla, Jr.

June 8, 2010                                                                                                                Director, Investor Relations
                                                                                                                                       713-753-5082

                                                                                                                                       Heather Browne

                                                                                                                                       Director, Communications
                                                                                                                                       713-753-3775

KBR ANNOUNCES SHARE REPURCHASE PROGRAM

HOUSTON, Texas - KBR (NYSE:KBR) announced today that it is initiating a Board of Directors authorized share repurchase program to repurchase up to 10 million of its outstanding common stock and over time, maintain KBR’s outstanding shares at approximately 150 million shares.

The shares will be repurchased from time to time in the open market at the company’s discretion, subject to market conditions, and in accordance with applicable regulatory requirements.

The program does not obligate the company to acquire any particular amount of common stock and may be commenced, suspended or discontinued at any time or from time to time without prior notice. The share repurchase program will be funded through the company’s current cash position.

KBR is a global engineering, construction and services company supporting the energy, hydrocarbon, government services, minerals, civil infrastructure, power and industrial markets. For more information, visit www.kbr.com.

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